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                                                               Exhibit 5

ROSE LAW FIRM
a Professional Association
Attorneys
120 East Fourth Street
Little Rock, Arkansas  72201-2893
Telephone (501)375-9131
Facsimile (501)375-1309


October 13, 1995



AERT, Inc.
901 West Robinson
Springdale, Arkansas  72764

Re:  Advanced Environmental Recycling Technologies, Inc.
     ("Company") Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for the Company in connection with the registration under the Securities Act of 1933, as amended, of 5,309,930 shares of the Company's Class A Common Stock, par value $.01 per share, issued in connection with certain private securities offerings.

It is our opinion that such shares of the Company's Class A Common Stock have been duly and validly authorized by the Company, and such shares of Common Stock are, or when issued will be, validly and legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.

Very truly yours,

ROSE LAW FIRM,
a Professional Association


By:  /s/ Jeffrey J. Gearhart
     Jeffrey J. Gearhart